                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   CDI CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

        [CDI Corp. Logo]

        1717 Arch Street, 35th Floor
        Philadelphia, Pennsylvania 19103-2768



                    Notice of Annual Meeting of Shareholders

                    May 1, 2001


To all Shareholders:

The Annual Meeting of the Shareholders of CDI Corp. (the "Company") will be held in the Trumbauer West Room on the 51st Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, on Tuesday, May 1, 2001 at 10:00 a.m., for the following purposes:

          1. To elect eight directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified;

          2. To ratify the appointment of KPMG LLP as the Company's independent auditors for 2001; and

          3. To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only shareholders of record on March 15, 2001 are entitled to notice of and to vote at the Annual Meeting. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Most shareholders can also vote their shares over the Internet or by telephone. If you attend the meeting, you may revoke your proxy and vote in person.


                                             By Order of the Board of Directors

                                             /s/ Joseph R. Seiders

                                              JOSEPH R. SEIDERS, Secretary



          Dated:  April 11, 2001
          Philadelphia, Pennsylvania

          [CDI Corp. Logo]
          1717 Arch Street, 35th Floor
          Philadelphia, Pennsylvania 19103-2768



                       Proxy Statement for
                       Annual Meeting of Shareholders
                       to be held May 1, 2001



GENERAL INFORMATION
--------------------------------------------------------------------------------
This Proxy Statement and the accompanying Proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CDI Corp. ("CDI" or the "Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania, to be used at the Annual Meeting of Shareholders to be held on Tuesday, May 1, 2001, at 10:00 a.m. in the Trumbauer West Room on the 51st Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any and all adjournments or postponements of that meeting. The date of mailing of this Proxy Statement and the Proxy to the Company's shareholders is on or about April 11, 2001.

The solicitation of proxies is being handled by the Company at its cost, principally by mail. If it appears desirable to do so in order to assure adequate representation of shareholders at the meeting, officers and other employees of the Company may contact shareholders, banks, brokerage firms or nominees by telephone or in person to request that proxies be furnished in time for the meeting. No solicitation is being made by specially engaged employees of the Company or paid solicitors.

If the enclosed Proxy is executed and returned, it may nevertheless be revoked by giving written notice of revocation to the Secretary of the Company at any time prior to the vote. The Proxy is in such a form that authority to vote for the election of all or any one of the directors can be withheld and that separate approval or disapproval can be indicated with respect to the ratification of the auditors. The shares represented by the Proxy will be voted for the election of all of the directors unless authority to do so is withheld, and for ratification of the auditors unless a contrary choice is specified.


ANNUAL REPORT
--------------------------------------------------------------------------------
The Company's Annual Report to Shareholders for the year ended December 31, 2000, together with a "CDI Capabilities" brochure, is being mailed to all shareholders together with this Proxy Statement. That report and brochure are not to be regarded as proxy solicitation material or as a part of this Proxy Statement.

VOTING RIGHTS
--------------------------------------------------------------------------------
There were outstanding and entitled to vote, as of March 15, 2001, 19,068,809 shares of the common stock, par value $.10 per share, of the Company ("CDI Stock"), the only class of stock of the Company now issued and outstanding. Shareholders are entitled to one vote for each share of CDI Stock held. The presence, in person or by proxy, of a majority of the number of outstanding shares of CDI Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. A quorum being present, proposals will be decided by a majority of the votes cast, in person and by proxy, at the Annual Meeting by all shareholders entitled to vote. Shares represented by proxies that reflect abstentions and shares referred to as "broker nonvotes" (shares held by brokers or nominees as to which instructions have not been received from beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) will be treated as being present for purposes of determining the presence of a quorum but will not constitute a vote cast with respect to any matter. Only shareholders of record at the close of business on March 15, 2001 will be entitled to vote at the meeting.


PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP
--------------------------------------------------------------------------------
As of February 28, 2001, the following persons and entities were known by the Company to be beneficial owners of more than 5% of the outstanding CDI Stock. The following table shows, as of that date, the number of shares of CDI Stock so owned and the percentage of outstanding CDI Stock represented by the number of shares so owned.

                                                            Number of Shares       Percentage of
        Name and Address of                                     of CDI Stock         Outstanding
        Beneficial Owner                                  Owned Beneficially*          CDI Stock
        -----------------------------------------------------------------------------------------
        Lawrence C. Karlson and Barton J. Winokur,          5,560,368/(1)/                 28.5%
        as Trustees of certain trusts for the benefit of
        Walter R. Garrison's children, and Donald W.
        Garrison, Lawrence C. Karlson, Barton J.
        Winokur and Paul H. Woodruff, as Trustees
        of certain other trusts for the benefit of
        Walter R. Garrison's children
              c/o Paul Wm. Putney, Esquire
              Dechert
              4000 Bell Atlantic Tower
              1717 Arch Street
              Philadelphia, PA 19103

        Walter R. Garrison                                  1,669,630/(2)/                  8.6%
              800 Manchester Avenue, 3rd Floor
              Media, PA 19063

        -----------------------------------------------------------------------------------------

         * Except as indicated in the footnotes below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

        (1) Each trustee under these trusts has joint voting and investment power with the other trustees with respect to these shares but disclaims any beneficial interest except as a fiduciary. Those trustees who are also directors of the Company own of record and beneficially the number of shares of CDI Stock shown opposite their names on the following table.

        (2) Includes 77,331 shares held indirectly. Does not include the shares held by the various family trusts referred to in this table or 175,000 shares held by The Garrison Foundation or 32,000 shares held by The Garrison Family Foundation. See footnotes (7) and (9) to the following table.

     The following table sets forth, as to each person who is a director, director nominee or executive officer named in the Summary Compensation Table which appears later in this Proxy Statement, and as to all directors, director nominees and executive officers of the Company as a group, the number of shares of CDI Stock owned as of February 28, 2001 and the percentage of the outstanding CDI Stock represented by the number of shares so owned.

                                                      Number of Shares           Percentage of
                                                          of CDI Stock            Outstanding
         Name of Individual or Group                 Owned Beneficially*            CDI Stock
         -------------------------------------------------------------------------------------
         Raymond S. Barratt                                   5,450/(1)/         Less than .1%
         Walter E. Blankley                                  13,710/(2)/         Less than .1%
         Brian J. Bohling                                    28,288/(3)/                   .1%
         John M. Coleman                                     15,810/(4)/         Less than .1%
         Gregory L. Cowan                                    14,053/(5)/         Less than .1%
         Michael J. Emmi                                      1,260/(6)/         Less than .1%
         Walter R. Garrison                               1,669,630/(7)(8)(9)/            8.6%
         Kay Hahn Harrell                                     6,710/(10)/        Less than .1%
         Lawrence C. Karlson                                 57,735/(8)(11)/               .3%
         Allen M. Levantin                                   22,815/(12)/                  .1%
         Alan B. Miller                                      14,710/(11)/        Less than .1%
         Joseph R. Seiders                                   16,934/(13)/        Less than .1%
         Barton J. Winokur                                  204,717/(8)(9)(14)/           1.0%
         All directors, director nominees and
         executive officers as a group (13 persons)      2,071,822/(15)/                 10.6%
         -------------------------------------------------------------------------------------

            * Except as indicated in the footnotes below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

          (1) Consists of shares which Mr. Barratt has the right to acquire through the exercise of options. Does not include 27,800 option shares which are not yet exercisable or 1,534 Stock Purchase Plan units which have not yet vested. (For a description of the Stock Purchase Plan as it applies to executives, see footnote (2) to the "Summary Compensation Table".)

          (2) Consists of 1,000 shares held indirectly and 12,710 shares which Mr. Blankley has the right to acquire through the exercise of options. Does not include 3,101 Stock Purchase Plan units owned by Mr. Blankley which have not yet vested. (For a description of the Stock Purchase Plan as it applies to directors, see below under "Compensation of Directors".)

          (3) Includes 22,310 shares which Mr. Bohling has the right to acquire through the exercise of options. Does not include 41,740 option shares which are not yet exercisable or 2,030 Stock Purchase Plan units which have not yet vested.

          (4) Includes 1,000 shares held indirectly and 4,710 shares which Mr. Coleman has the right to acquire through the exercise of options. Does not include 3,900 option shares which are not yet exercisable.

          (5) Includes 4,500 shares of restricted stock which are subject to vesting and 9,053 shares which Mr. Cowan has the right to acquire through the exercise of options. Does not include 42,212 option shares which are not yet exercisable or 311 Stock Purchase Plan units which have not yet vested.

          (6) Consists of shares which Mr. Emmi has the right to acquire through the exercise of options. Does not include 1,550 Stock Purchase Plan units owned by Mr. Emmi which have not yet vested.

          (7) Includes 77,331 shares held indirectly. Does not include 3,101 Stock Purchase Plan units which have not yet vested. Also does not include the 32,000 shares held by The Garrison Family Foundation, which is a charitable trust. Mr. Garrison is one of twelve trustees of The Garrison Family Foundation, but disclaims beneficial ownership of the foundation's shares except as a fiduciary.

          (8) Does not include 5,560,368 shares of CDI Stock held in various trusts created by Walter R. Garrison for the benefit of his children. These shares are referenced above in the Principal Shareholders table under the names of the trustees of the various trusts. Two of the trustees, Mr. Karlson and Mr. Winokur, are directors of the Company and a third trustee, Donald W. Garrison, is Walter R. Garrison's brother. Walter R. Garrison disclaims beneficial ownership of these shares, as do the trustees except as fiduciaries.

          (9) Does not include 175,000 shares held by The Garrison Foundation, a charitable trust established for the benefit of the Pennsylvania Institute of Technology. Among the five trustees of The Garrison Foundation are Messrs. Garrison and Winokur, who are directors of the Company. The trustees disclaim beneficial ownership of these shares except as fiduciaries.

         (10) Includes 4,710 shares which Ms. Harrell has the right to acquire through the exercise of options. Does not include 1,175 option shares which are not yet exercisable or 930 Stock Purchase Plan units which have not yet vested.

         (11) Includes 12,710 shares which Messrs. Karlson and Miller each has the right to acquire through the exercise of options. Does not include 3,101 Stock Purchase Plan units held by each of them which have not yet vested.

         (12) Includes 12,710 shares which Mr. Levantin has the right to acquire through the exercise of options. Does not include 40,000 option shares which are not yet exercisable.

         (13) Includes 3,434 shares which Mr. Seiders has the right to acquire through the exercise of options. Does not include 13,090 option shares which are not yet exercisable or 2,064 Stock Purchase Plan units which have not yet vested.

         (14) Does not include 19,000 shares held by a foundation of which Mr. Winokur is the sole trustee. Mr. Winokur has no beneficial interest in the income or assets of that foundation and disclaims beneficial ownership of those shares except as a fiduciary.

         (15) If the 5,560,368 shares held in the Garrison family trusts referred to in footnote (8) above, the 175,000 shares held by The Garrison Foundation referred to in footnote (9) above and the 32,000 shares held by The Garrison Family Foundation referred to in footnote (7) above were combined with the 2,071,822 shares shown in the table as held by directors, director nominees and executive officers as a group, the total would be 7,839,190 shares or 40.2% of the outstanding CDI Stock.


PROPOSAL ONE

ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
Eight directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The persons named in the enclosed Proxy (Joseph R. Seiders and Craig H. Lewis) have advised the Company that they intend to vote FOR the eight nominees below unless authority to do so is withheld. Each of these nominees has been designated by the Board of Directors. Each of the nominees is currently a member of the Board. One current director of the Company, John M. Coleman, has decided not to stand for reelection. The Board is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board may nominate, and the persons named in the accompanying Proxy may vote for, a substitute nominee.

Information About the Nominees

The following table sets forth information about the nominees for election to the Board of Directors.

                                                          Director of
             Name and                                         Company        Principal Present Position, Business Experience
             Committee Membership                 Age           Since*       During Past Five Years and Other Directorships
             --------------------------------------------------------------------------------------------------------------------
             Walter E. Blankley/(C)(G)/           65          1994           Retired Chairman of the Board (1993-2000) and Chief
                                                                             Executive Officer (1990-1999) of AMETEK, Inc.,
                                                                             Paoli, PA (manufacturer of air moving electric
                                                                             motors and precision electronic instruments);
                                                                             Director of Amcast Industrial Corporation

             Michael J. Emmi/(A)(F)/              58          1999           Chairman and Chief Executive Officer of Systems &
                                                                             Computer Technology Corporation, Malvern, PA since
                                                                             1985; Director of Safeguard Scientifics, Inc. and
                                                                             CompuCom Systems, Inc.

             Walter R. Garrison/(E)(G)/           74          1958           Chairman of the Board of the Company; Chairman,
                                                                             President and Chief Executive Officer of the
                                                                             Company from 1961 until 1997

             Kay Hahn Harrell/(A)(C)/             60          1998           Chairman and Chief Executive Officer of Fairmarsh
                                                                             Consulting, St. Simons Island, GA since 1993;
                                                                             Director of Wheelabrator Technologies Inc.
                                                                             (1995-1997) and of Chemical Waste Management Inc.
                                                                             (1993-1996)

             Lawrence C. Karlson/(F)(G)/          58          1989           Private investor and consultant; Vice Chairman and
                                                                             Lead Director of AmeriSource Health Corporation;
                                                                             Chairman of Mikron Instrument Company, Inc.;
                                                                             Director of Interlogix, Inc., Spectra-Physics
                                                                             Lasers, Inc. and Vlasic Foods International Inc.

             Allen M. Levantin/(E)(F)(G)/         68          1989           President and Chief Executive Officer of the
                                                                             Company since October 2000; Chairman and Chief
                                                                             Executive Officer of Todays Temporary, Inc., now
                                                                             known as Todays Staffing, Inc., a subsidiary of the
                                                                             Company (1994-1997)

             Alan B. Miller/(C)/                  63          1994           Chairman of the Board, President and Chief
                                                                             Executive Officer of Universal Health Services,
                                                                             Inc., King of Prussia, PA (hospital management and
                                                                             health care services) since 1978; Director and
                                                                             Chairman of the Board of Universal Health Realty
                                                                             Income Trust; Director of Penn Mutual Life
                                                                             Insurance Co.

             Barton J. Winokur/(A)(E)(F)/         61          1968           Chairman and Partner in the law firm of Dechert,
                                                                             Philadelphia, PA; Director of AmeriSource Health
                                                                             Corporation
             -------------------------------------------------------------------------------------------------------------------


             (A)  Member of the Audit Committee
             (C)  Member of the Compensation Committee
             (E)  Member of the Executive Committee
             (F)  Member of the Finance Committee
             (G)  Member of the Governance Committee

                * References to periods served as a director of the Company include periods served as a director of CDI Corporation, the Company's predecessor registrant under the Securities Exchange Act of 1934.

Information About the Board and its Committees

The Board of Directors of the Company held nine meetings during 2000, and acted on one other occasion by unanimous written consent. The Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Governance Committee.

The Audit Committee reviews (a) the financial reports and other financial information provided by the Company to shareholders, the Securities and Exchange Commission and others, (b) the audit efforts of the Company's independent accountants and internal auditors, (c) the Company's systems of internal control regarding finance, accounting, legal compliance and business conduct, and (d) the Company's auditing, accounting and financial processes generally. This Committee held ten meetings during 2000.

The Compensation Committee reviews and approves, or recommends to the Board for approval, the compensation and benefit programs and policies for the Company's executive management group. This Committee held seven meetings during 2000.

The Executive Committee exercises all the powers of the Board, subject to certain limitations, when the Board is not in session and is unable to meet or it is impractical for the Board to meet. This Committee did not hold any meetings during 2000, but acted on three occasions by unanimous written consent.

The Finance Committee oversees the financial affairs and policies of the Company, including review of the Company's annual operating and capital plans and major acquisitions or dispositions. This Committee held four meetings during 2000.

The Governance Committee oversees matters relating to Board organization, composition, compensation, regulatory compliance and effectiveness evaluations. The Committee also reviews executive succession planning and executive recruitment processes. The Governance Committee provides the Board of Directors with recommendations relating to the selection of new members of the Board. The Committee evaluates possible candidates, assists in attracting qualified candidates and interviews candidates prior to making its recommendations to the Board. Shareholders wishing to recommend candidates for nomination to the Board of Directors should submit to the Secretary of the Company the name, a statement of qualifications and the written consent of the candidate. Recommendations may be submitted at any time and will be brought to the attention of the Governance Committee. The Governance Committee held five meetings during 2000.

Each of the incumbent directors attended more than 75% of the total number of meetings held during 2000 of the Board and the committees of the Board on which he or she served during the year, except that Mr. Miller attended 73% of such meetings and Mr. Emmi attended 74% of such meetings.

Corporate Governance

The Board of Directors has taken a number of progressive steps in the area of corporate governance.

Each of the Board's committees has undertaken the development of written guidelines setting forth the committee's purpose, composition, responsibilities and duties. The Governance Committee has undertaken the development of overall guidelines for Board governance which provide, among other things, processes for the election of new director candidates and for the periodic evaluations of Board and Chief Executive Officer performance.

The Board of Directors intends to continue its focus on, and development of, corporate governance processes.


Compensation of Directors

Under a modified compensation arrangement for directors, which became effective after last year's Annual Meeting, each director who is not an employee of the Company or one of its subsidiaries receives a retainer fee of $50,000 per year as compensation for the director's service on the Board. For service on committees of the Board, non-employee directors receive an additional $5,000 for each committee chaired and $3,000 for each committee served on in excess of one. Also, non-employee directors are paid meeting attendance fees of $1,000 for each Board meeting and $500 for each Committee meeting. With respect to the $50,000 retainer fee, directors can elect to be paid in any combination of (1) cash, (2) Company stock options, or (3) Company stock through a deferred stock purchase plan.

If a director elects to receive stock options for all or a portion of the retainer fee, the number of options which the director receives will be determined using a Black-Scholes valuation at the time of grant. If a director elects to receive stock through a deferred stock purchase plan, known as the Stock Purchase Plan or "SPP", for all or a portion of the retainer fee, the director will receive units which correspond to a right to receive one share of CDI Stock upon completion of the applicable vesting period (from three to ten years, as selected by the director). The number of units is calculated by dividing the dollar amount of deferred retainer fees by the market value of CDI Stock at the beginning of the fee year. Under the SPP, the Company makes a matching contribution of one SPP unit for every three SPP units acquired by the director.

In connection with the modified compensation arrangement for directors which was adopted last year, a stock ownership requirement has been established. By the end of 2002, all directors of the Company must own at least $100,000 of CDI Stock.

In April 1997, in connection with the retirement of Walter R. Garrison as President and Chief Executive Officer of the Company, the Company and Mr. Garrison entered into a three-year Consulting Agreement. That agreement was extended another two years in April 2000. Under his arrangement with the Company, Mr. Garrison agreed to render up to 60 days of consulting services to the Company during the first year, up to 45 days of consulting services during each of the second and third years, and up to 60 days of consulting services to the Company during each of the fourth and fifth years. The Consulting Agreement also contains certain covenants restricting Mr. Garrison from competing with the Company and from soliciting the Company's customers or management employees for a period of five years. In consideration for the consulting services and the restrictive covenants, the Company agreed to pay Mr. Garrison $450,000 per year during the first three years of the consulting term and $175,000 during the fourth and fifth years. During 2000, Mr. Garrison earned consulting fees of $247,882.

COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Identification of the Executive Officers

The Board of Directors of the Company annually elects the executive officers of the Company, traditionally at the meeting of the Board immediately following the Annual Meeting of Shareholders. Below are the Company's executive officers at the end of 2000, along with their business experience over the past five years:

     Allen M. Levantin, age 68, was elected as interim President and Chief Executive Officer of the Company in October 2000. He has served as a director of the Company since 1989. From 1994 to 1997, Mr. Levantin was the Chairman and Chief Executive Officer of Todays Temporary, Inc. (now known as Todays Staffing, Inc.), a subsidiary of the Company.

     Gregory L. Cowan, age 47, has been the Company's Executive Vice President and Chief Financial Officer since October 1999. He joined the Company in May 1999 as Vice President and Controller. Prior to joining the Company, he was Vice President-Internal Audit of Crown Cork and Seal Company Inc. Prior to his election as Vice President of Crown Cork and Seal Company Inc. in 1996, he was that company's Director of Internal Audit.

     Raymond S. Barratt, age 51, has been the Company's Senior Vice President and Chief Information Officer since May 1999. Prior to joining the Company, Mr. Barratt was (since 1993) Vice President, Information Management of BOC Gases, a division of the BOC Group.

     Brian J. Bohling, age 40, has been the Company's Senior Vice President, Human Resources since July 1997. Prior to joining the Company, Mr. Bohling was Vice President, Human Resources, Frozen & Specialty Foods, at Campbell Soup Company. From April 1995 to June 1996, he was Director, Human Resources, Meal Enhancement Group at Campbell Soup Company.

     Joseph R. Seiders, age 52, has been the Company's Senior Vice President and General Counsel since 1987.


Summary Compensation Table

The following table sets forth certain information regarding the compensation for services to the Company and its subsidiaries during the last three fiscal years which was earned by each person who was serving as an executive officer of the Company at the end of 2000, as well as one additional person (Mitch Wienick) who served as Chief Executive Officer during a portion of 2000. The six executives who are included in this Summary Compensation Table are referred to in this Proxy Statement as the "Named Executive Officers". Mr. Levantin was elected as the Chief Executive Officer of the Company in October 2000 (replacing Mr. Wienick, who resigned), so his compensation information in the chart below reflects a partial year. Since Mr. Levantin was not employed by the Company during 1999 or 1998, no compensation information is set forth below for him with respect to those years. Mr. Cowan joined the Company during 1999, so the information provided for him for 1999 reflects a partial year and no information is provided for him with respect to 1998. Mr. Barratt first became an executive officer of the Company (for proxy statement purposes) in early 2000, so no information is provided for him for 1999 or 1998.

                                                      Annual Compensation         Long-Term Compensation
                                                      -------------------         ----------------------
                                                                               Restricted          Securities        All Other
                                                                                    Stock          Underlying     Compensation
     Name and Principal Position               Year   Salary ($)  Bonus ($)     Awards ($)/(1)/    Options (#)             ($)/(2)/
     -----------------------------------------------------------------------------------------------------------------------------
     Allen M. Levantin,                        2000     120,000          0              0              40,000               0
      President and Chief                      1999          --         --             --                  --              --
      Executive Officer                        1998          --         --             --                  --              --
      (beginning in October 2000)

     Gregory L. Cowan,                         2000     229,167          0              0               7,150               0
      Executive Vice President                 1999     126,613     39,638        130,000              38,115             884
      and Chief Financial                      1998          --         --             --                  --              --
      Officer (elected in October  1999;
      employment began in May 1999)

     Raymond S. Barratt,                       2000     231,000          0              0               7,250               0
      Senior Vice President and                1999          --         --             --                  --              --
      Chief Information Officer                1998          --         --             --                  --              --

     Brian J. Bohling,                         2000     246,042          0              0              34,650          15,883
      Senior Vice President,                   1999     236,250     81,782              0               9,200          13,311
      Human Resources                          1998     225,000     41,850              0                   0          19,189

     Joseph R. Seiders,                        2000     263,907          0              0               5,200          15,405
      Senior Vice President and                1999     255,440     53,987              0               4,000          17,881
      General Counsel                          1998     248,000     23,320              0               1,324          13,921

     Mitch Wienick,                            2000     555,993          0              0             150,000         600,000/(3)/
      President and Chief                      1999     525,000    322,162              0                   0          54,925
      Executive Officer (until                 1998     500,000     50,000              0                   0          58,458
      October 2000)
     -------------------------------------------------------------------------------------------------------------------------------

      (1) As of the end of 2000, the Named Executive Officers owned the following number of restricted shares, with the following values (based on the closing market price per share of CDI Stock on December 31, 2000):

           Executive Officer       Number of Restricted Shares         Value ($)
           --------------------------------------------------------------------
           Mr. Levantin                            0                          0
           Mr. Cowan                           4,500                     65,813
           Mr. Barratt                             0                          0
           Mr. Bohling                           500                      7,313
           Mr. Seiders                             0                          0
           Mr. Wienick                             0                          0


           Of the 4,500 restricted shares owned by Mr. Cowan, 2,000 vest over time (500 shares vest on October 25th of each year from 2001 through 2004) and 2,500 vest depending on the percentage achievement of the goals applicable to his cash bonus arrangement (up to 500 shares vest based on performance during each of 2000 through 2004). The 500 restricted shares owned by Mr. Bohling were subject to vesting based on performance during 2000. None of Mr. Cowan's or Mr. Bohling's restricted shares which were subject to vesting based on performance during 2000 ultimately vested. Restricted shares which do not vest are forfeited.

      (2) All Other Compensation consisted of Company contributions and allocations to the following employee benefit plans and bonus programs: (a) the Company's qualified Retirement Plan or a nonqualified supplemental arrangement to provide comparable benefits (in 2000, $7,548 to the accounts of Messrs. Bohling and Seiders); (b) the Company's qualified 401(k) plan (in 2000, $400 to the accounts of Messrs. Bohling and Seiders); (c) the Company's non-qualified excess benefit plan (in 2000, $7,935 to the account of Mr. Bohling and $7,458 to the account of Mr. Seiders); and (d) the Company's Stock Purchase Plan ("SPP").

           Under the SPP, participants use a portion of their annual bonus awards to purchase SPP units, each of which corresponds to a participant's right to receive one share of CDI Stock upon the satisfaction of the applicable vesting period. Participants such as the Named Executive Officers, who are required to participate in the SPP Plan, automatically have 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units. Participants may voluntarily have up to an additional 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units. Under the SPP, the Company makes a matching contribution of one SPP unit for every three SPP units purchased by the participant on a voluntary basis. For 2000, since no bonuses were earned by any of the Named Executive Officers, no matching contributions were made by the Company for that year.

      (3) Consists of payments made to Mr. Wienick in connection with his resignation as the Chief Executive Officer of the Company. For a description of these payments, see below under "Agreements with the Named Executive Officers".


Option Grants in Last Fiscal Year

The following table sets forth information concerning all grants of stock options to the Named Executive Officers during 2000.

                                                       Individual Grants
                            ------------------------------------------------------------------             Potential Realizable
                                                                                                             Value at Assumed
                             Number of           Percent of                                             Annual Rates of Stock Price
                            Securities        Total Options         Exercise                                 Appreciation for
                            Underlying           Granted to          or Base                                  Option Term/(2)/
                               Options         Employees in            Price        Expiration          ---------------------------
     Name                   Granted (#)         Fiscal Year            ($/Sh)/(1)/        Date            5% ($)             10% ($)
     ------------------------------------------------------------------------------------------------------------------------------
     Allen M. Levantin          40,000/(3)/             5.4%         15.5625           4/30/04          116,137             247,475
     Gregory L. Cowan            7,150/(4)/             1.0%         21.5625           2/25/10           96,958             245,710
     Raymond S. Barratt          7,250/(4)/             1.0%         21.5625           2/25/10           98,314             249,147
     Brian J. Bohling           34,650/(4)/             4.7%         21.5625           2/25/10          469,873           1,190,750
     Joseph R. Seiders           5,200/(4)/             0.7%         21.5625           2/25/10           70,515             178,698
     Mitch Wienick             150,000/(5)/            20.4%          21.625            4/8/10        2,039,977           5,169,702
     ------------------------------------------------------------------------------------------------------------------------------

      (1) All options were granted with exercise prices equal to the closing price of CDI Stock on the New York Stock Exchange on the last trading day immediately preceding the date of grant.

      (2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of CDI Stock or the present or future value of the options.

      (3) The options granted to Mr. Levantin during 2000 are not exercisable until April 30, 2001.

      (4) The options granted to Messrs. Cowan, Barratt, Bohling and Seiders during 2000 are not exercisable until they vest. Twenty percent of the options vest on each of the first five anniversaries of the date of grant.

      (5) All of the options granted to Mr. Wienick in 2000 have terminated because he resigned prior to any option shares having vested. Such option shares were subject to vesting over a three-year period.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information regarding stock options exercised by the Named Executive Officers during 2000 as well as the number of unexercised stock options and the value of unexercised in-the-money stock options at the end of 2000 held by the Named Executive Officers. As indicated by the table, of the Named Executive Officers, only Mr. Levantin exercised any Company stock options during 2000. The options which Mr. Levantin exercised during 2000 had been granted to him in 1995 as compensation for his services as a director of the Company. Mr. Wienick did not own stock options at the end of 2000, and therefore he does not appear in the chart below, because his options terminated upon his resignation as Chief Executive Officer in October 2000.

                                                                             Number of Securities            Value of Unexercised
                                                                            Underlying Unexercised           In The-Money Options
                                                                             Options at FY-End (#)               at FY-End ($)*
                                                                          --------------------------      --------------------------
                                      Shares Acquired           Value
           Name                         on Exercise(#)    Realized ($)    Exercisable  Unexercisable      Exercisable  Unexercisable
           -------------------------------------------------------------------------------------------------------------------------
           Allen M. Levantin                    2,622             839          12,710         40,000                0              0
           Gregory L. Cowan                        --              --           7,623         37,642                0              0
           Raymond S. Barratt                      --              --           4,000         23,250                0              0
           Brian J. Bohling                        --              --          13,540         42,010                0              0
           Joseph R. Seiders                       --              --           1,329          9,195                0              0
           -------------------------------------------------------------------------------------------------------------------------

               * The exercise price of all options held by the Named Executive
                 Officers exceeded the market value of CDI Stock on December 31, 2000 ($14.625 per share), so none of the options were in-the-money at year-end.


     Long-Term Incentive Plan Awards Table

     The following table sets forth information concerning each award under a Long-Term Incentive Plan ("LTIP") made during 2000 to a Named Executive Officer. Under this LTIP, known as the Performance Shares Program, executives have the opportunity to earn shares of CDI Stock if certain levels of growth in earnings per share (EPS) and revenue are achieved during the three-year performance period of 2000 through 2002. The EPS measure is weighted at 70% and the revenue measure is weighted at 30%. Performance is measured annually, with 20% of the total payout based on the performance of the Company in 2000, 30% based on 2001 performance and 50% based on 2002 performance. Target and threshold levels of EPS and revenue were established based on 14% annual growth over the levels achieved by the Company in 1999. The payout can increase up to a maximum of 150% of the target payout if 24% annual growth is achieved. Any shares earned under the LTIP will be paid out in the first quarter of 2003, and the executive must be an active employee of the Company at that time in order to receive any shares. The Company did not achieve the threshold or target levels of EPS and revenue growth in 2000, and therefore no performance shares were earned based on 2000 performance.

                                                                                       Estimated Future Payouts Under
                                                                                         Non-Stock Price-Based Plans
                                                                                     ------------------------------------
                                Number                Performance or Other Period    Threshold       Target       Maximum
      Name                     of Shares               Until Maturation or Payoff           (#)          (#)           (#)
      -------------------------------------------------------------------------------------------------------------------
      Gregory L. Cowan            12,000     January 1, 2000 to December 31, 2002       12,000       12,000        18,000

      Raymond S. Barratt          12,000     January 1, 2000 to December 31, 2002       12,000       12,000        18,000

      Brian J. Bohling            12,000     January 1, 2000 to December 31, 2002       12,000       12,000        18,000

      Joseph R. Seiders           12,000     January 1, 2000 to December 31, 2002       12,000       12,000        18,000

      Mitch Wienick/(1)/          20,000     January 1, 2000 to December 31, 2002       20,000       20,000        30,000
      -------------------------------------------------------------------------------------------------------------------

      (1) Because Mr. Wienick's employment ended in October 2000, prior to the conclusion of the three-year performance period, his award has terminated.


Agreements with the Named Executive Officers

Following is a summary of the principal terms of compensatory arrangements between the Company and certain of the Named Executive Officers involving possible payments in excess of $100,000 in the event of the resignation, retirement or other termination of such officers' employment with the Company or a change of control of the Company.

In October 2000, in connection with Mr. Wienick's resignation as Chief Executive Officer, he and the Company entered into an agreement pursuant to which Mr. Wienick was paid a lump sum of $570,000 plus $30,000 for outplacement services. In consideration for such payments, Mr. Wienick agreed to two-year noncompetition and nonsolicitation covenants and a release of claims in favor of the Company.

Under severance guidelines which were adopted by the Compensation Committee in 1999, persons such as the Named Executive Officers (other than Mr. Levantin, who is serving as Chief Executive Officer in an interim capacity) would be entitled to receive an amount equal to twelve months' base salary upon termination of employment unless they resign or are terminated for cause. In addition, each executive would have up to twelve months following termination of employment in which to exercise any stock options which had vested prior to termination of employment. In return for the payments, the executive must agree to noncompetition and other restrictive covenants in favor of the Company and must release the Company from various claims. If, however, the executive would be entitled to severance benefits under his or her employment agreement that are greater than those contained in the guidelines, the agreement provisions would govern.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------

Objectives

The purpose of our compensation program is to attract, motivate, and retain able and committed people. A considerable portion of each executive's pay opportunity is at risk and dependent upon his or her, and the Company's, performance.

     There are four components of executive compensation at CDI: (1) salary, (2) the opportunity to earn a cash bonus, (3) long-term incentives, using "performance shares" based on Company performance over a three year period and/or restricted stock, and (4) stock options. For a description of "performance shares," see the "Long-Term Incentive Plan Awards Table" in this Proxy Statement.

     We try to offer competitive salaries and bonus opportunities. We have our own independent outside consultant, who reports directly to the Committee, to help in determining competitive compensation. We focus on companies in the same business as the Company (the peer group in the "Comparative Stock Performance" section of this Proxy Statement), service companies of similar size, and other companies of similar size, in that order of importance.

     Bonuses are tied to business results and individual performance in one calendar year. Long-term incentives such as performance shares, restricted stock, and stock options are designed to reward the building of value for shareholders over the long term. If the Company's performance exceeds the agreed targets, these variable pay programs should deliver total compensation above the median for executives with similar responsibilities at comparable companies.

     The Compensation Committee has the authority to adjust the mathematically calculated bonus amounts (downward for poor individual performance, or upward in consideration of circumstances that could not reasonably have been foreseen at the time when the pertinent targets were agreed). The Committee also has the authority to make special incentive awards for retention purposes. No such adjustments or awards were made for the Named Executive Officers in 2000.

     It is important to us that CDI executives walk in the shoes of the Company's shareholders. Bonuses, performance shares, restricted stock, and stock options are highly at risk. The past year proves the point. While the Company's shares, including the considerable stakes owned by members of the Board of Directors, suffered declines in value, the named executives received no bonuses. In addition, they earned nothing on account of performance shares or performance restricted stock, and their stock option accounts are well under water.

     Annual Compensation to the Named Executive Officers in 2000

     Mr. Wienick's salary was increased from $525,000 to $600,000 in April 2000. That was negotiated after we assessed competitive CEO salaries and agreed upon a two-year extension of employment. Messrs. Cowan, Barratt, Bohling and Seiders each received single-digit percentage salary increases for 2000 based on assessment of market data. See the Summary Compensation Table in this Proxy Statement.

     All of the Named Executive Officers except for Mr. Levantin participated in the bonus program for senior management. 80% of the target bonus opportunity was based on performance against quantitative financial goals. The remaining 20% was based on performance against other agreed written objectives, generally non-financial and/or non-quantitative.

     The financial goals for 2000, identical for each of the participating Named Executive Officers, were targeted levels of revenue, operating profit and earnings per share. The goals for revenue and earnings per share each represented 30% of the total bonus opportunity, while the operating profit goal accounted for 20%. The written objectives for the remaining 20% of the executives' bonus opportunity were specific to each participating Named Executive Officer. The bonus arrangement for Mr. Cowan, the Chief Financial Officer, differed slightly from the terms applicable to the other participating Named Executive Officers in that only 10% of his total bonus opportunity was based on qualitative non-financial goals and the remaining 10% was based on reducing the level of the Company's outstanding receivables as a percentage of revenue.

If performance falls short of the goal, the bonus awards relating to the financial goals fall sharply, reaching zero for performance below 90% of goal (in the cases of operating profit or earnings per share) or 95% of goal (in the case of revenue). Also, no bonus is paid with respect to non-financial goals unless the minimum performance necessary to receive a bonus with respect to the financial goals is delivered. An executive may earn a maximum possible bonus of 180% of his/her target amount relating to the financial goals if performance surpasses the financial goals by amounts agreed at the beginning of the year. The target bonuses for the Named Executive Officers in 2000, which would have been earned if 2000 performance achieved 100% of the goals, were: $457,140 for Mr. Wienick, $124,000 for Mr. Bohling, $93,300 for Mr. Barratt, $92,000 for Mr. Cowan and $66,400 for Mr. Seiders. These targets were set as percentages of salaries (higher percentages for positions with greater responsibility), which in turn were set after consulting independently collected market data.

We did not award a bonus to any Named Executive Officer for 2000 because the required performance was not delivered. Revenue was less than 95% of the revenue goal. Operating profit and earnings per share were less than 90% of their respective goals.

Long Term Compensation to the Named Executive Officers in 2000

Messrs. Cowan, Barratt, Bohling, and Seiders each received stock options in February 2000. Mr. Bohling received a separate grant of 25,000 options. That award took into consideration awards made to other senior executives hired from outside during Mr. Bohling's three years of employment with the Company. Mr. Wienick received a grant of 150,000 options in April 2000, in connection with a new two-year employment agreement. This award took into account competitive market data and the fact that Mr. Wienick had not been awarded any stock options since joining the Company in March, 1997.

In February 2000, Messrs. Wienick, Cowan, Barratt, Bohling, and Seiders were awarded units in the Company's Performance Shares Plan (PSP). See the Long Term Incentive Plan Awards Table.

The stock option grants and PSP awards were made in an effort to align executives' compensation with the interests of shareholders, to tie rewards tightly to the Company's long-term performance, and to maintain competitive compensation opportunities. Amounts of grants to individuals depended upon assessment of competitive market data.

Severance of Former Chief Executive Officer

In connection with the termination of Mr. Wienick's employment in October, 2000, the nonexecutive Chairman of the Board negotiated a severance agreement. Entry into that agreement was ratified by the independent directors. A copy of the agreement has been filed with the Company's Form 10-K.

Compensation of Interim Chief Executive Officer

Mr. Levantin was named interim Chief Executive Officer in October, 2000, replacing Mr. Wienick. Mr. Levantin's leadership skills, his experience in senior positions in the industry, and his knowledge of CDI and its businesses are expected to play a critical role while the Board of Directors searches for the best qualified successor for Mr. Wienick.

Mr. Levantin's compensation package is modeled on Mr. Wienick's, with modifications as appropriate to the unique situation presented. The salary is identical to that of Mr. Wienick. Mr. Levantin has the opportunity to earn a bonus of 0% to 80% of his salary, which is comparable to Mr. Wienick's bonus opportunity. Mr. Levantin, however, assumed office during the final quarter of fiscal 2000 and is not expected to serve for the full fiscal 2001. Also, as the interim CEO, Mr. Levantin has a variety of responsibilities in addition to the delivery of financial results. Accordingly, the actual bonus, if any, will be determined entirely at the discretion of the Board, based upon the independent directors' judgment of the effectiveness of Mr. Levantin's leadership during the interim period. Mr. Levantin did not receive a PSP award. He was granted 40,000 stock options, all of which vest April 30, 2001. The size of the grant was arrived at by considering the 150,000 options awarded Mr. Wienick that were to cover a two-year period. The vesting period corresponds to the anticipated short-term duration of Mr. Levantin's position.

Section 162(m) - The $1 Million Cap on the Deductibility of Executive
Compensation

The Board has worked to ensure that the Company's stock option plans satisfy the requirements for "performance-based" stock option plans under the Section 162(m) regulations so that any compensation to executive officers under those plans (including the stock options presently held by the Named Executive Officers) would be exempt from the deductibility limitation. Portions of Mr. Wienick's compensation package were submitted to, and approved by, the shareholders of the Company in 1997 in order to satisfy the exemption. Annual compensation to the other Named Executive Officers, excluding any compensation they may receive under the Company's stock option plan, is not expected to exceed $1 million.


                                                 COMPENSATION COMMITTEE:

                                                 John M. Coleman, Chairman
                                                 Walter E. Blankley
                                                 Kay Hahn Harrell
                                                 Alan B. Miller


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

As of December 31, 2000, the Compensation Committee consisted of John M. Coleman, Walter E. Blankley, Kay Hahn Harrell and Alan B. Miller, none of whom is or has been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the compensation committee of another entity (or on any other committee of the board of directors of another entity performing similar functions) during 2000.

COMPARATIVE STOCK PERFORMANCE
--------------------------------------------------------------------------------

The following graph sets forth the cumulative total shareholder return (assuming an investment of $100 on December 31, 1995 and the reinvestment of any dividends) for the last five fiscal years on (a) CDI Stock, (b) the Standard & Poor's (S&P) 500 Index, and (c) a peer group index. The peer group selected by the Company consists of the following 15 companies: Alternative Resources Corp., Butler International Inc., CIBER, Inc., Computer Horizons Corp., Computer Task Group Inc., Heidrick & Struggles International, Inc., Jacobs Engineering Group, Inc., Keane Inc., Kelly Services, Inc., Korn/Ferry International, Manpower Inc., Modis Professional Services, Inc., Robert Half International Inc. Spherion Corporation (formerly, Interim Services Inc.), and Volt Information Sciences, Inc. All of these companies are in the staffing and outsourcing businesses except for Jacobs Engineering, which is in the engineering, design and construction business. While Jacobs Engineering often works on projects significantly larger in size than does the Company in its engineering and design business and only occasionally competes directly with the Company, the Company believes that its in-house engineering businesses and that company share various important business characteristics. Two companies, Olsten Corporation and Stone & Webster, Inc., were eliminated from the peer group used in the Company's proxy statement last year because there were acquired by other companies and their stock is no longer publicly traded.


[A LINE GRAPH SHOWING THE COMPARISON BETWEEN THE STOCK PERFORMANCE OF CDI CORP., THE PEER GROUP AND THE S&P 500 IS IN THIS POSITION IN THE PRINTED PROXY STATEMENT.]



                            Year Ended December 31
               1995     1996     1997     1998     1999     2000
----------------------------------------------------------------
CDI Corp.     $ 100  $157.64  $254.17  $112.16  $134.03  $ 81.25
S&P 500         100   122.96   163.98   210.84   255.22   231.98
Peer Group      100   134.32   197.41   174.13   168.99   134.44

CERTAIN BUSINESS RELATIONSHIPS
--------------------------------------------------------------------------------

Dechert performed legal services for the Company during 2000. Barton J. Winokur, a director of the Company, is the Chairman and a partner of Dechert.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as beneficial owners of more than 10% of CDI Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of CDI Stock. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and on written representations made by such persons, the Company's directors, executive officers and beneficial owners of more than 10% of CDI Stock have complied with all Section 16(a) filing requirements with respect to 2000.

------------------
PROPOSAL TWO
------------------

RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

Services and Fees of the Independent Auditors for 2000

KPMG LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000. The following is a description of the fees billed to the Company by KPMG for 2000:

Audit Fees

The aggregate fees billed by KPMG to audit the Company's annual financial statements for the year ended December 31, 2000 and to review the financial statements included in the Company's quarterly reports on Form 10-Q during the year were $440,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage KPMG to provide advice or assistance regarding financial information systems design or implementation during 2000, and so no fees were billed for such services.

All Other Fees

KPMG was engaged by the Company during 2000 to perform certain non-audit services, most of which related to preparation of the Company's income tax returns and other tax advice and assistance. The aggregate fees billed by KPMG for these non-audit services during 2000 were $693,405.

Appointment of Independent Auditors for 2001

Upon the recommendation of the Audit Committee, the independent public accounting firm of KPMG LLP has been appointed by the Board of Directors to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the shareholders of the Company. KPMG has been serving the Company in this capacity for many years and the knowledge of the Company's business which they have gained is very valuable. KPMG is considered by the Board to be well qualified for this engagement. A representative of

KPMG will be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR Proposal Two. Shares represented by the enclosed Proxy will be voted FOR this proposal unless a contrary choice is specified.


REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to shareholders, the Securities and Exchange Commission and others, monitoring the Company's financial reporting processes and internal control systems, and reviewing and appraising the audit activities of the Company's independent accountants and internal auditors. A more complete description of the duties and responsibilities of the Committee is set forth in the Audit Committee's charter which has been adopted by the Board of Directors. A copy of the Audit Committee's charter, called the "Audit Committee Guidelines", is attached to this Proxy Statement as Appendix A.

The Audit Committee is currently comprised of the three directors named at the end of this Report. The Company's Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, as defined by the applicable rules of the New York Stock Exchange.

Management has primary responsibility for the preparation of the Company's financial statements and for maintaining appropriate accounting and financial policies, processes and internal controls. KPMG LLP, the Company's independent accountants, is responsible for performing an independent audit of the Company's annual financial statements and expressing an opinion as to the fairness of the financial statements in conformity with accounting principles generally accepted in the United States. The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 with management of the Company and with representatives of KPMG.

The Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). Furthermore, the Committee has considered whether the provision of non-audit services to the Company by KPMG is compatible with maintaining the auditors' independence and has discussed with KPMG the auditors' independence.

Based on the reviews and discussions described in this Report, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                                    AUDIT COMMITTEE:

                                    Barton J. Winokur, Chairman
                                    Michael J. Emmi
                                    Kay Hahn Harrell

OTHER MATTERS
--------------------------------------------------------------------------------

The Board of Directors knows of no other matters which may come before the meeting. However, if any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented by the Proxy as the Board of Directors may recommend.


SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

Shareholders of the Company are entitled to submit proposals for inclusion in the Company's 2002 Proxy Statement, to be considered for action at the 2002 Annual Meeting of Shareholders. Proposals so submitted must be received by the Company at its principal executive offices no later than December 11, 2001 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. With respect to a shareholder proposal that is not included in the Company's 2002 Proxy Statement but which properly comes before the 2002 Annual Meeting of Shareholders, if the Company does not receive notice of such proposal at its principal executive offices by February 24, 2002, then the proxy solicited by the Board for the 2002 Annual Meeting of Shareholders may confer discretionary voting authority on the proxy holders with respect to such proposal.

                                              By Order of the Board of Directors

                                                       /s/ JOSEPH R. SEIDERS

                                                  JOSEPH R. SEIDERS, Secretary


      Dated:  April 11, 2001
      Philadelphia, Pennsylvania

---------------
Appendix A
---------------


Audit Committee Guidelines



PURPOSE
--------------------------------------------------------------------------------

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to shareholders, SEC and others; the Corporation's systems of internal control regarding sponsorship, accounting, legal compliance and business conduct that Management and the Board have established; and the Corporation's auditing, accounting and financial processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and adherence to these processes and systems. The Audit Committee's primary duties and responsibilities are to:

       . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems;

       . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditors; and

       . Provide an open avenue of communication among the independent accountants, Financial and Senior Management, the internal auditors and the Board of Directors.

COMPOSITION OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

The Audit Committee shall be comprised of at least three directors and shall be selected by the Board from among its members. Each Audit Committee member must function as an independent director and he/she must be free of any relationship with CDI that would interfere with the unbiased exercise of his/her independent judgment as a Committee member.

Determination of the actual and effective independence of any Audit Committee member that has or has had some relationship with CDI, will be made by the Board of Directors with weight given to both prudent principles and "appearances."

All the members of the Audit Committee shall have or will develop a working understanding of basic finance and accounting and experience in business and financial risk management.

The members of the Audit Committee shall be selected by the Board at its annual organizational meeting and shall serve until the next such annual meeting or until their successors shall be duly selected and qualified. The Chairman of the Audit Committee shall be selected by the Board at this organizational meeting.

MEETINGS
--------------------------------------------------------------------------------

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee shall meet at least twice a year with Corporate Management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. In addition, the Committee or at least its Chair shall meet with the independent accountants and Management quarterly in advance of any release to review the Corporation's financials consistent with its responsibilities and duties.

The Committee shall report regularly to the Board of Directors at each regularly scheduled Board meeting on significant results of its activities.

RESPONSIBILITIES AND DUTIES
--------------------------------------------------------------------------------

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

          . Review the organization's annual and interim financial statements and any reports or other financial information submitted to the shareholders, SEC, and others, including any certification, report, opinion or review rendered by the independent accountants.

          . Review the regular internal reports to Management prepared by the internal auditors and Management's response.

          . Review with Financial Management and the independent accountants the 10-Q, 10-K and any related public disclosure prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the Committee for routine information with the full Committee reviewing any significant matters brought to their attention.

          . Annually review the Audit Committee guidelines and consider possible changes.

Independent Accountants and Internal Auditors

          . The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

          . After consultation with Management, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

          . Require that both the independent accountants and the internal auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between each of them and the Corporation and then review and discuss with the independent accountants and the internal auditors how those relationships might affect their independence. The Committee will then recommend any appropriate action to the Board of Directors.

       . Review and evaluate the performance of the independent accountants with both Management and the independent accountants.

       . The internal audit function will be ultimately responsible to the Audit Committee. The Audit Committee will work with the Chief Financial Officer and the internal auditors in developing the internal audit plan, but shall have final authority for the plan.

       . Subject to the overall direction of the Audit Committee, the internal audit function will be managed on a day-to-day operational basis by the Chief Financial Officer.

       . The Audit Committee will negotiate and have final authority over the compensation and terms of engagement of the internal auditors and will finalize such terms after discussion with the Chief Financial Officer.

       . Periodically meet with the internal auditors separately and privately to discuss the results of their internal audit.

       . Periodically meet with the independent accountants separately and privately to hear their views on the Corporation's internal controls and the qualitative aspects of the Corporation's financial reporting, including the quality and consistency of both accounting policies and the underlying judgments.

Financial Reporting Processes

       . Review with Financial Management and the independent accountants the quality and consistency, not just the acceptability, of the judgments and appropriateness of the accounting principles and financial disclosure practices used by the Corporation. This discussion shall cover the degree of aggressiveness or conservatism of both the accounting principles employed and the underlying judgments.

       . Approve any significant changes to the Corporation's auditing and accounting principles and practices after considering the advice of the independent accountants, Management and the internal auditors.

       . Focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks.

Process Improvement

       . Following the completion of the annual audit, review separately with Management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

       . Periodically review processes and policies for communicating with institutional investors and analysts.

       . Review any significant disagreement among Management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

       . Review with the independent accountants, the internal auditors and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Business Conduct and Legal Compliance

       . Approve the Corporation's Code of Business Conduct and review Management's processes for communicating and enforcing this Code.

       . Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

       . Review, with the Corporation's counsel, any legal matter that could have a significant impact on the organization's financial statements.

       . Perform any other activities consistent with this Charter, the organization's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY
                                   CDI CORP.
                          1717 Arch Street, 35th Floor
                          Philadelphia, PA  19103-2768

          This Proxy is Solicited on Behalf of the Board of Directors

     Each shareholder signing this Proxy hereby appoints Joseph R. Seiders and Craig H. Lewis, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of CDI Corp. held of record by the signer on March 15, 2001, at CDI Corp.'s annual meeting of shareholders to be held on May 1, 2001, or any adjournments or postponements thereof. Each shareholder signing this Proxy acknowledges receipt of the Proxy Statement dated April 11, 2001 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of CDI Corp. gives notice of such revocation.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION TO THE BOARD OF DIRECTORS OF ALL EIGHT NOMINEES LISTED IN PROPOSAL
---
ONE ON THE REVERSE SIDE HEREOF AND FOR PROPOSAL TWO, TO RATIFY THE APPOINTMENT
                                   ---
OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2001. WITH RESPECT TO ANY OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.


                                  (Continued and to be signed on the other side)


                              FOLD AND DETACH HERE



                                [CDI Corp. Logo]

                        Please mark your votes as indicated in this example  [X]


  The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.


Proposal 1  -  ELECTION OF DIRECTORS
  The nominees are:
     Walter E. Blankley
     Michael J. Emmi
     Walter R. Garrison
     Kay Hahn Harrell          FOR [   ]     WITHHOLD FOR ALL [   ]
     Lawrence C. Karlson
     Allen M. Levantin
     Alan B. Miller
     Barton J. Winokur

     WITHHOLD VOTE FOR: (Write the name(s) of such nominee(s) in the space provided below.)

     _____________________________________________________


Proposal 2 - Ratify the appointment of KPMG LLP as CDI Corp.'s independent auditors for 2001.

                FOR [   ]     AGAINST [   ]     ABSTAIN [   ]


3. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.



Signature _________________ Signature _________________ Date __________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporate officer or partner, please give full title as such.

                              FOLD AND DETACH HERE



                                [CDI Corp. Logo]


                    YOUR VOTE IS IMPORTANT TO US. PLEASE
                    COMPLETE, DATE AND SIGN THE ABOVE
                    PROXY CARD AND RETURN IT PROMPTLY IN
                    THE ACCOMPANYING ENVELOPE.